710, 530-8th Avenue S.W., Calgary, AB T2P 3S8
Tel.: (403) 267-6569 Fax: (403) 267-6598

March 9, 2004

Alberta Securities Commission                                           British Columbia Securities Commission
The Manitoba Securities Commission                                  Office of the Administrator, New Brunswick
Securities Commission of Newfoundland                              Nova Scotia Securities Commission
Ontario Securities Commission                                           Registrar of Securities, Prince Edward Island
Commission des valeurs mobilières du Québec                    Saskatchewan Securities Commission
Toronto Stock Exchange

Dear Sirs:

Subject: Provident Energy Trust

We advise the following with respect to the upcoming meeting of Unitholders for the subject Trust:

1.     Meeting Type                                                           Special Annual
2.     Security Description of Voting Issue                           Trust Units
3.     CUSIP Number                                                         743 86K 104
4.     Record Date                                                             April 9, 2004
5.     Meeting Date                                                            May 10, 2004
6.     Meeting Location                                                      Calgary AB

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

“Signed by”
Edward Spence
Assistant Corporate Trust Officer

cc:      Provident Energy Trust
Attention: Lynn Rannelli